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                                                                    EXHIBIT 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation in this Registration Statement on Form S-3 of Watson Pharmaceuticals, Inc. of our report, dated February 25, 2000 (except for the second paragraph of Note 19, as to which the date is March 15, 2000) relating to the consolidated financial statements of Makoff R&D Laboratories, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 3, 2001